Exhibit 10.1

EIGHTH AMENDMENT AGREEMENT

This EIGHTH AMENDMENT AGREEMENT (this "Amendment") is made as of the 27th day of December, 2018 between:

(a) S&W SEED COMPANY, a Nevada corporation ("Borrower"); and

(b) KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

WHEREAS, Borrower and Lender are parties to that certain Credit and Security Agreement, dated as of September 22, 2015 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement");

WHEREAS, Borrower and Lender desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

  Amendments to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "Applicable Margin", "Commitment Period", "Consolidated EBITDA", "Fixed Charge Coverage Ratio", "Maximum Revolving Amount" and "Total Commitment Amount" therefrom and inset in place thereof, respectively, the following:

  "Applicable Margin" means:

  (a) for the period from the Seventh Amendment Effective Date through May 31, 2019, two hundred ninety (290.00) basis points for Eurodollar Loans and one hundred (100.00) basis points for Base Rate Loans; and

  (b) commencing with the Consolidated financial statements of Borrower for the fiscal quarter ending March 31, 2019, the number of basis points (depending upon whether Loans are Eurodollar Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Fixed Charge Coverage Ratio as set forth in the Compliance Certificate for such fiscal period and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

1.

Fixed Charge Coverage Ratio	Applicable Basis Points for Eurodollar Loans	Applicable Basis Points for Base Rate Loans
Less than 1.20 to 1.00	290.00	100.00
Greater than or equal to 1.20 to 1.00 but less than 1.30 to 1.00	275.00	75.00
Greater than or equal to 1.30 to 1.00 but less than 1.40 to 1.00	250.00	50.00
Greater than or equal to 1.40 to 1.00	200.00	0.00

  The first date on which the Applicable Margin is subject to change is June 1, 2019. After June 1, 2019, changes to the Applicable Margin shall be effective on the first day of each calendar month following the date upon which Lender should have received, pursuant to Section 5.3(d) hereof, the Compliance Certificate. The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Lender to charge the Default Rate, or the rights and remedies of Lender pursuant to Articles VIII and IX hereof. Notwithstanding anything herein to the contrary, (i) during any period when Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(b) or (c) hereof, or the Compliance Certificate pursuant to Section 5.3(d) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall, at the election of Lender (which may be retroactively effective), be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Fixed Charge Coverage Ratio at such time, and (ii) in the event that any financial information or certification provided to Lender in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Margin Period") than the Applicable Margin applied for such Applicable Margin Period, then (A) Borrower shall promptly deliver to Lender a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) Borrower shall promptly pay to Lender the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

  "Commitment Period" means the period from the Closing Date to December 31, 2020, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

  "Consolidated EBITDA" means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) non-cash expenses incurred in connection with stock-based compensation, (v) non-cash

2.

  expenses incurred in connection with amortization of debt discount, and (vii) for purposes of calculating Borrower's compliance with Section 5.7(a) (Fixed Charge Coverage Ratio) only, the sum of (A) research and development expenses for new products and product line expansions (but in no event including research and development expenses for maintenance purposes) to the extent such expenses are funded with the proceeds of new equity infusions received after the Eighth Amendment Effective Date, plus (B) one-time transaction-related expenses incurred in connection with the Chromatin Acquisition in an aggregate amount not to exceed One Million Dollars ($1,000,000).

  "Fixed Charge Coverage Ratio" means, as of any date of determination, on a Consolidated basis, the ratio of (a) the total (determined for the most recently completed four fiscal quarters of Borrower) of (i) Consolidated EBITDA, minus (ii) Consolidated Unfunded Capital Expenditures, minus (iii) Consolidated Income Tax Expense paid in cash, minus (iv) Capital Distributions; to (b) Consolidated Fixed Charges as of such date of determination; provided that, (A) for the fiscal quarter ending September 30, 2018, the Fixed Charge Coverage Ratio calculation shall only include the fiscal quarter ending September 30, 2018, (B) for the fiscal quarter ending December 31, 2018, the Fixed Charge Coverage Ratio calculation shall only include the two fiscal quarters ending December 31, 2018, and (C) for the fiscal quarter ending March 31, 2019, the Fixed Charge Coverage Ratio calculation shall only include the three fiscal quarters ending March 31, 2019.

  "Maximum Revolving Amount" means Forty-Five Million Dollars ($45,000,0000).

  "Total Commitment Amount" means the principal amount of Forty-Five Million Dollars ($45,000,0000).

  Amendment to Definition of Borrowing Base. The definition of "Borrowing Base" in Section 1.1 of the Credit Agreement is hereby amended to delete subpart (c) therefrom and to insert in place thereof the following:

  (c) the lesser of (i) up to seventy-five percent (75%) of the aggregate of the cost or market value (whichever is lower), as determined in accordance with GAAP, of the Eligible Inventory of Borrower, and (2) up to ninety percent (90%) of the Appraised Inventory NOLV of the Eligible Inventory of Borrower (as such Appraised Inventory NOLV percentage is determined on a per-season basis in the most recent inventory appraisal); provided that Eligible Inventory acquired in connection with the Chromatin Acquisition shall be subject to an advance rate of twenty-five percent (25%) of the aggregate of the cost or market value (whichever is lower) until such time as Lender shall have received the results of an appraisal of such Inventory in form and substance satisfactory to Lender (at which time this advance rate reduction shall no longer be applicable); plus

  Addition to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

3.

  "Chromatin" means Chromatin, Inc., a Delaware corporation.

  "Chromatin Acquisition" means the acquisition by Borrower of substantially all of the assets of Chromatin and its subsidiaries pursuant to the Chromatin Acquisition Documents.

  "Chromatin Acquisition Documents" means (a) that certain Asset Purchase Agreement, dated September 14, 2018, between the Company and Novo Advisors (f/k/a Turnaround Advisory Group Inc.), solely in its capacity as the receiver for, and on behalf of, Chromatin, and (b) each other document executed in connection therewith.

  "Eighth Amendment Effective Date" means December 27, 2018.

  "Participant" means "CapitalSource Business Finance Group, a dba of BFI Business Finance, a California corporation.

  "Participant Commitment" means the obligation hereunder, during the Commitment Period, of the Participant to participate in the making of Revolving Loans under the Revolving Credit Commitment pursuant to the Participation Agreement up to an aggregate principal amount outstanding at any time equal to the Participant Maximum Amount.

  "Participant Maximum Amount" means Ten Million Dollars ($10,000,000).

  "Participation Agreement" means that certain Participation Agreement, in form and substance satisfactory to Lender, executed and delivered by Participant on the Eighth Amendment Effect Date.

  Amendment to Notice of Loans and Credit Events; Funding of Loans. Section 2.5 of the Credit Agreement is hereby amended to delete subpart (d) therefrom and insert in place thereof the following:

  (d) Interest Periods. Borrower shall not request that Eurodollar Loans be outstanding for more than ten different Interest Periods at the same time.

  Addition to Commitment and Other Fees Provisions. Section 2.8 of the Credit Agreement is hereby amended to add the following new subpart (f) at the end thereof:

  (f) Optional Reduction of Revolving Credit Commitment. Borrower may, once during the Commitment Period, permanently reduce ratably in part the Revolving Credit Commitment to an amount not less than the then existing Revolving Credit Exposure, by giving Lender not fewer than three (3) Business Days' written notice of such reduction, provided that (i) any such partial reduction shall be in an aggregate amount of not more than Ten Million Dollars ($10,000,000), and (ii) any such reduction shall be made to the portion of the Revolving Credit Commitment not constituting the Participant Commitment (which, for clarification, shall remain at the Participant Maximum Amount). After such partial reduction, the commitment fees

4.

  payable hereunder shall be calculated upon the Revolving Credit Commitment as so reduced. Any partial reduction in the Revolving Credit Commitment shall be effective during the remainder of the Commitment Period.

  Amendment to Restricted Payment Covenant Provisions. Section 5.15 of the Credit Agreement is hereby amended to delete subpart (e) therefrom and to insert in place thereof the following:

  (e) so long as no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, Borrower may make (i) regularly scheduled payments of principal and interest with respect to the Indebtedness permitted to be incurred as a result of the Permitted Pioneer Refinancing, and (ii) payments of principal and interest with respect to the Indebtedness permitted to be incurred pursuant to Section 5.8(h) hereof; and

  Addition to Miscellaneous Provisions. Article X of the Credit Agreement, is hereby amended to add the following new Section 10.16 thereto:

  Section 10.16. Participant Provisions. If at any time Participant (any such event a "Participant Default"): (a) has failed to fund all or any portion of the Loans pursuant to the Participant Commitment within one (1) Business Day of the date such Loans were required to be funded hereunder, (b) has notified Lender in writing that it does not intend to comply with its funding obligations under this Agreement or the applicable participation agreement, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, then Lender shall not be obligated to fund that portion of the Revolving Credit Commitment constituted by Participant Commitment, and the Revolving Credit Commitment shall be reduced by the Participant Maximum Amount during such time there is a Participant Default. If Lender agrees in writing that there is no longer a Participant Default, Lender will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein Participant will, to the extent applicable, purchase at par that portion of outstanding Loans or take such other actions as Lender may determine to be reasonably necessary to cause the Loans to be held by Participant in accordance with the Participant Commitment.

  Closing Deliveries. Concurrently with the execution of this Amendment:

    Borrower shall deliver to Lender a new Revolving Credit Note in the principal amount of Forty-Five Million Dollars ($45,000,000);

    Borrower shall deliver to Lender certified copies of the resolutions of the board of directors of Borrower evidencing approval of the execution and delivery of this Amendment and the execution of any other Loan Documents and Related Writings required in connection therewith;

5.

    Lender shall have received from Participant a fully executed Participation Agreement;

    Borrower shall pay to Lender an extension fee in the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000);

    On the Eighth Amendment Effective Date, the sum of (a) the Revolving Credit Commitment, minus (b) Revolving Credit Exposure shall be no less than Five Million Dollars ($5,000,000);

    Borrower shall cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

    Borrower shall pay all legal fees and expenses of Lender in connection with this Amendment.

  Post-Closing Matters. By no later than February 15, 2019 (unless a longer period is agreed to in writing by Lender), Borrower shall have entered into an amended and restated credit and security agreement substantially reflecting the terms and conditions of the Credit Agreement as amended through the Eighth Amendment Effective Date, in form and substance satisfactory to Lender, pursuant to which, among other things, Participant shall become a lender thereunder and Lender shall serve as administrative agent for the lenders).

  Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of Borrower or any material law applicable to Borrower or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Eighth Amendment Effective Date as if made on the Eighth Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower's obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

6.

  Waiver and Release. Borrower, by signing below, hereby waives and releases Lender, and its directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

  References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

  Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

  Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

  Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

  Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

7.

JURY TRIAL WAIVER. BORROWER AND LENDER, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

S&W SEED COMPANY By: /s/ Matthew K. Szot Matthew K. Szot Executive Vice President of Finance and Administration and Chief Financial Officer
KEYBANK NATIONAL ASSOCIATION By: /s/ Anthony D. Alexander Anthony D. Alexander Vice President

Signature Page to
Eighth Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Eighth Amendment Agreement dated as of December 27, 2018. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Lender and its directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned is aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, LENDER AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

SEED HOLDING, LLC By: /s/ Matthew K. Szot Matthew K. Szot Manager
STEVIA CALIFORNIA, LLC By: /s/ Matthew K. Szot Matthew K. Szot Manager

Signature Page to
Guarantor Acknowledgment and Agreement